                                                                                                            Exhibit 10.3

EXCLUSIVE TRADEMARK LICENSE AGREEMENT

This Exclusive Trademark License Agreement (the “Agreement”) is made and entered into on this 20th day of April, 2007 (the “Effective Date”) by and between In Stride L.L.C., a Delaware limited liability company that trades in the State of New Jersey as InStride Shoes L.L.C. and which has a principal place of business at 29 Polhemus Drive, Hillsborough, NJ 08844 (hereinafter referred to as “Licensor”) and InStride Ventures, LLC, a Delaware limited liability company with a principal place of business at c/o George Foreman Ventures LLC, 100 North Wilkes-Barre Boulevard, 4th Floor, Wilkes-Barre, Pennsylvania 18702 (hereinafter referred to as “Licensee”). Each of Licensor and Licensee may be referred to herein as a “party” and collectively as the “parties”.

RECITALS

WHEREAS, Licensor is a distributor of footwear and owns certain Trademarks (as defined below);

WHEREAS, Licensee desires to be licensed by Licensor in the use of the Trademarks;

WHEREAS, Licensor desires to license Licensee's use of the Trademarks;

WHEREAS, Licensor and Licensee are entering into this Agreement in connection with a certain Operating Agreement dated as of April 20, 2007 by and among Licensor, Licensee, George Foreman Ventures, LLC (“GFV”) and the other parties thereto (the “Operating Agreement”); and

WHEREAS, Licensor is a member of Licensee and will be involved in Licensee’s day to day operations.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement covenant and agree as follows:

1.  License. (a) Licensor hereby grants to Licensee an exclusive (subject to Section 1(b) herein) perpetual, royalty-free, and sub-licenseable (on terms and conditions substantially consistent herewith) right and license to use the trademarks and related registrations identified on Exhibit A (collectively, the “Trademarks”) in and throughout the United States, its territories and possessions and Puerto Rico: (i) as part of Licensee’s corporate name and tradename, (ii) upon or in connection with footwear and related goods and services including, without limitation, athletic, casual and post-operative shoes, shoe accessories and socks that are intended to meet the medical needs of individuals with specific footwear problems such as those related to diabetes (collectively, “Footwear”), and (iii) in connection with the manufacturing, sale and distribution of Footwear through any channel of sale (e.g., direct, indirect, online, etc.), whether by Licensee or its suppliers, wholesalers, distributors or retailers. (b) Notwithstanding the foregoing, Licensor shall have a limited right to continue use of the Trademarks in connection with Footwear solely with respect to direct sales thereof to (i) customers that have made purchases from Licensor prior to the Effective Date, to the extent identified on Exhibit B (the “Existing Customers”), and (ii) new customers obtained from and after the Effective Date that operate retail stores with no more than six (6) locations for re-sale of such Footwear to the general public from such retail locations (the “New Customers” and, collectively with the Existing Customers, the “Customers”); provided, however, that Licensor shall not use the Trademarks in connection with sales of Footwear to any third party (other than Existing Customers) that has or does purchase Footwear from Licensee. For the avoidance of doubt, except as permitted in Section 1(b), Licensor agrees that it shall not otherwise use the Trademarks (e.g., Licensor shall not sell directly to individuals, conduct sales through the Internet or ecommerce technologies, sell Footwear to or through wholesalers or distributors, etc.). Notwithstanding Section 2(b)(ii), Licensor and Licensee agree and acknowledge that the New Customers may sell Footwear through the Internet or ecommerce technologies; provided, however, that any such sales shall be ancillary to such New Customers’ retail operations and not a material portion of such New Customers’ revenue.

2.  Use of Trademarks; Quality Control. (a) Licensee shall use the Trademarks in the forms identified on Exhibit A, and in such other forms that Licensor shall approve in writing (in its reasonable discretion) from time to time. Licensee shall use upon or in connection with the Footwear a “™” symbol or, if a U.S. Federal Trademark Registration has been obtained, a ‘®’ symbol. (b) To ensure that the quality of the Footwear is consistent with the Trademarks used to identify it, Licensor retains the right, subject to Section 2(c) below, to monitor the quality of the Footwear by inspecting production samples thereof no more than once (1) per calendar year that this Agreement is in effect and prior to any new product being developed or sold in the marketplace. Notwithstanding the foregoing, Licensor acknowledges and agrees that Footwear that is identical or substantially conforms to the quality of footwear previously or hereinafter sold by Licensor to the Customers shall be deemed to be of sufficient quality for all purposes of this Agreement. (c) To the extent that Licensor reasonably objects to any Footwear designs, production samples and/or any advertising or promotional materials (e.g., pictures and illustrations) relating to the Footwear, Licensor shall provide notice of such objection to Licensee within seven (7) days of its review thereof. Licensor shall not object to such materials unreasonably, and if Licensor has not so objected, Licensee shall be permitted to use such materials for the current and any future or repeat uses. (d) All use of any Trademarks licensed by this Agreement and used on any Footwear shall inure to the benefit of Licensor.

3.  Trademark Protection; Third Party Infringement; Infringement Notification; Further Assurances. (a) Licensor agrees, at Licensor’s expense, to obtain, maintain, defend and protect the Trademarks against infringement by third parties in all countries of the world where the Footwear is or will be sold including, without limitation, instituting suit to seek injunctions and monetary damages.

(b) Licensee shall have the right to participate in prosecuting such actions against infringers and, if it so participates, it shall fund fifty percent (50%) of the costs and expenses thereof and be entitled to fifty percent (50%) of any recovery of monetary damages. If Licensee does not so participate, Licensor shall fund one hundred percent (100%) of the costs and expenses thereof and be entitled to one hundred percent (100%) of any recovery of monetary damages. If Licensor fails to prosecute actions against any third party that Licensee reasonably believes is infringing the Trademarks, Licensee shall have the right to prosecute such action independently and, if it exercises such right, it shall fund one hundred percent (100%) of the costs and expenses thereof and be entitled to one hundred percent (100%) of any recovery of monetary damages. To the extent that Licensor fails to fulfill its obligations pursuant to Section 3(a) and/or as necessary for Licensee prosecute actions against infringers as permitted in the preceding sentence, Licensor irrevocably constitutes and appoints Licensee as its true and lawful representative and attorney-in-fact, with full power and authority in its name, place and stead, to fulfill such Licensor obligations and prosecute such actions. The foregoing grant of authority is a special power of attorney coupled with an interest, shall be irrevocable and shall continue in full force and effect notwithstanding the subsequent merger, dissolution or other termination of the existence of Licensor.

(c) If either party shall become aware of any infringement by third parties of any right licensed under this Agreement or any other use of the Trademarks or any term confusingly similar to the Trademarks, such party shall promptly notify the other party of that infringement or use.

(d) The parties shall promptly do such acts and execute, acknowledge, and deliver such documentation as is necessary for the parties to fulfill their respective obligations pursuant to this Section 3.

4.  Warranties and Representations; Indemnification. (a) Licensor warrants, represents and covenants that (i) it is the owner of all right, title, and interest in and to the Trademarks and has the sole and exclusive right to license the Trademarks, to enter into this Agreement, and to agree to the terms and conditions hereof, (ii) it has received no notice of, and there are not currently pending or threatened, any actions, claims or proceedings relating, directly or indirectly, to the Trademarks, and (iii) the Trademarks do not infringe upon or otherwise violate the trademark, intellectual property or proprietary rights of any third party. (b) Licensor hereby agrees to indemnify, defend and hold harmless Licensee, its members and managers, their affiliates, and all of their respective members, managers, officers, directors, employees, agents and representatives from and against any and all third party claims relating, directly or indirectly, to the breach of Licensor’s representations, warranties, covenants and/or agreements including, without limitation, all liability, losses, judgments, settlements, costs and expenses relating thereto (reasonable attorneys’ fees, etc.). For the avoidance of doubt (and not by way of limitation) in the event that a third party claims that Licensee’s use of the Trademarks as contemplated hereunder infringes, violates or misappropriates the rights of such third party, Licensor shall be responsible for one hundred percent (100%) of the costs and expenses incurred by Licensee as a result of such claim (including, without limitation, reasonable attorneys’ fees) and for fully indemnifying, defending and holding Licensee harmless in connection with such claim.

5.  Termination; Effect of Termination. (a) This Agreement may be terminated as follows: (i) if either Licensee or Licensor materially fails to perform any of their respective obligations under this Agreement, or otherwise materially breaches any of their respective representations, warranties, covenants and agreements contained herein, the other party may terminate this Agreement upon thirty (30) days' prior written notice; provided, however, that the non-performing or breaching party shall not have remedied such nonperformance or breach during such thirty (30) day period, (ii) if GFV materially fails to perform any of its obligations pursuant to the Operating Agreement, or otherwise materially breaches any of its representations, warranties, covenants and agreements contained in the Operating Agreement, Licensor may terminate this Agreement upon thirty (30) days' prior written notice; provided, however, that GFV shall not have remedied such nonperformance or breach during such thirty (30) day period, or (iii) upon the dissolution or bankruptcy of Licensee. (b) Upon the termination of the Agreement, all rights granted to Licensee under this Agreement shall automatically revert to Licensor; provided, however, that Licensee and any third party deriving rights therefrom may sell existing inventories of Footwear on a nonexclusive basis for a period of one hundred eighty (180) days, subject to all of the other terms and conditions of this Agreement.

6. Miscellaneous.

(a)  Notices. All notices or other instruments or communications given pursuant to this Agreement shall be in writing, signed by the party giving the same, and shall be delivered by hand or sent by registered or certified United States mail, return receipt requested, postage prepaid, or by a recognized overnight delivery service, addressed to the parties at their addresses set forth above. A party may, by notice to the other party, specify any other address for the receipt of such notices, instruments or communications. Except as expressly provided in this Agreement, any notice, instrument or other communication shall be deemed properly given only when received, or upon refusal of receipt, by the party to whom it is sent.

(b)  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, excluding any conflict-of-laws rule or principle that might refer the governance, construction or interpretation of this Agreement to the laws of another State.

(c)  Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

(d)  Severability. Each term and provision of this Agreement is intended to be severable. If any term or provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable for any reason whatsoever that term or provision shall be ineffectual and void and the validity of the remainder of this Agreement shall not be adversely affected thereby.

(e)  Entire Agreement. This Agreement (including the exhibits hereto, all of which are incorporated herein by reference) supersedes any and all other understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof. The Recitals to this Agreement are an integral part hereof and are incorporated herein by reference.

(f) Amendment or Modification. This Agreement (including the exhibits hereto) may be amended or modified from time to time only by a written agreement executed by authorized representatives of the parties hereto.

(g) Reports and Records. To the extent that Licensor or its members do not have access to the underlying information, Licensee shall (upon Licensor’s written request) furnish Licensor with semiannual reports of all sales of all products subject to this Agreement and of all sublicensing agreements hereunder. Licensor shall have the right to inspect the books and records of Licensee relating to sales of all products subject to this agreement and to all sublicensing agreements hereunder.

(h) Offset. Licensee shall have the right to offset any amounts payable by Licensor in connection with this Agreement or related to the Trademarks against any amounts payable by Licensee to Licensor (pursuant to the Operating Agreement or otherwise).

(i) Customer List. The customer list set forth in Exhibit B shall be deemed a trade secret of Licensor and may not be divulged by Licensee to any third party without the express written consent of Licensor. Upon the termination of this Agreement, Licensee shall return any and all copies of such customer list to Licensor.

IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed by its duly authorized officers on the Effective Date.

In Stride L.L.C., t/a InStride Shoes L.L.C.                                         InStride Ventures, LLC

BY:_________________________________                                 BY:_________________________________
Name:                                                           Name:
Title:                                                             Title:

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